EXHIBIT NO. 10.46
EQUITY PURCHASE AGREEMENT
BY AND BETWEEN
UFOOD RESTAURANT GROUP, INC.
AND
SOUTHRIDGE PARTNERS II, LP
Dated
August 19, 2011

     THIS EQUITY PURCHASE AGREEMENT entered into as of the 19th of August, 2011 (this “AGREEMENT”), by and between SOUTHRIDGE PARTNERS II, LP, Delaware limited partnership (“INVESTOR”), and UFOOD RESTAURANT GROUP, INC., a Nevada corporation (the “COMPANY”).
     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, up to Three Million Dollars ($3,000,000) of its Common Stock (as defined below); and
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     Section 1.1 DEFINED TERMS as used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined)
          “AGREEMENT” shall have the meaning specified in the preamble hereof.
          “BLACKOUT NOTICE” shall mean a written notice from the Company to the Investor with respect to the existence of a Potential Blackout Event.
          “BLACKOUT PERIOD” shall have the meaning specified in Section 2.6
          “BLACKOUT SHARES” shall have the meaning specified in Section 2.6
          “BY-LAWS” shall have the meaning specified in Section 4.8.
          “CERTIFICATE” shall have the meaning specified in Section 4.8.
          “CLAIM NOTICE” shall have the meaning specified in Section 9.3(a).
          “CLOSING” shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.
          “CLOSING CERTIFICATE” shall mean the closing certificate of the Company in the form of Exhibit C hereto.
          “CLOSING DATE” shall mean, with respect to a Closing, the sixth (6th) Trading Day following the Put Date related to such Closing, or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Trading Day.

          “CLOSING PRICE” shall mean the volume weighted average price (“VWAP”) for the Company’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.
          “COMMITMENT PERIOD” shall mean the period commencing on the Effective Date, and ending on the earlier of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, or (ii) the date occurring twenty four (24) months from the date of commencement of the Commitment Period.
          “COMMON STOCK” shall mean the Company’s common stock, $0.001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).
          “COMMON STOCK EQUIVALENTS” shall mean any securities that are convertible into or exchangeable for Common Stock or any options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.
          “COMPANY” shall have the meaning specified in the preamble to this Agreement.
          “CONDITION SATISFACTION DATE” shall have the meaning specified in Section 7.2.
          “DAMAGES” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).
          “DISPUTE PERIOD” shall have the meaning specified in Section 9.3(a).
          “DOLLAR VOLUME” shall mean the product of (a) the Closing Price multiplied by (b) the trading volume on the Principal Market on a Trading Day.
          “DTC” shall have the meaning specified in Section 2.3.
          “DWAC” shall have the meaning specified in Section 2.3.
          “EFFECTIVE DATE” shall mean the date on which the SEC first declares effective a Registration Statement, or any amendment thereof, registering the Registrable Securities as set forth in Section 7.2(a).
          “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

          “FAST” shall have the meaning specified in Section 2.3.
          “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
          “FLOOR PRICE” shall have the meaning specified in Section 2.2 (c).
          “INDEMNIFIED PARTY” shall have the meaning specified in Section 9.3(a).
          “INDEMNIFYING PARTY” shall have the meaning specified in Section 9.3(a).
          “INDEMNITY NOTICE” shall have the meaning specified in Section 9.3(b).
          “INVESTMENT AMOUNT” shall mean the dollar amount to be invested by Investor to purchase Put Shares with respect to any Put as notified by the Company to Investor in accordance with Section 2.2.
          “INVESTOR” shall have the meaning specified in the preamble to this Agreement.
          “LEGEND” shall have the meaning specified in Section 8.1.
          “MARKET PRICE” shall mean the average of the Closing Prices during the Valuation Period.
          “MATERIAL ADVERSE EFFECT” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement and (b) the Registration Rights Agreement.
          “MAXIMUM COMMITMENT AMOUNT” shall mean Three Million Dollars ($3,000,000).
          “MAXIMUM PUT AMOUNT” shall mean the lesser of (i) Five Hundred Thousand Dollars ($500,000), or (ii) Five Hundred (500%) percent of the average of the Dollar Volume for the twenty (20) Trading Days immediately preceding the Put Date.
          “NEW PRICE” shall have the meaning specified in Section 2.6.
          “OLD PRICE” shall have the meaning specified in Section 2.6.

          “PERSON” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
          “POTENTIAL BLACKOUT EVENT” shall mean any of the following: (a) the possession by the Company of material information ripe for disclosure in a Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement is required but not included therein, (b) receipt by the Company of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (c) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (d) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (e) the happening of any event that, in the good faith determination of the Board of Directors of the Company, makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any amendment or supplement in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          “PRINCIPAL MARKET” shall mean any of the national exchanges (i.e. NYSE, AMEX, NASDAQ), the OTC Bulletin Board, or other principal exchange which is at the time the principal trading exchange or market for the Common Stock.
          “PURCHASE PRICE” shall mean 92% of the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement.
          “PUT” shall mean the right of the Company to require the Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.
          “PUT DATE” shall mean any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).
          “PUT NOTICE” shall mean a written notice, substantially in the form of Exhibit B hereto, to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

          “PUT SHARES” shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.
          “REGISTRABLE SECURITIES” shall mean the (a) Put Shares, (b) the Blackout Shares, and (c) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(b)(i) (or any similar provision then in effect) under the Securities Act.
          “REGISTRATION RIGHTS AGREEMENT” shall mean the registration rights agreement in the form of Exhibit A hereto.
          “REGISTRATION STATEMENT” shall mean a registration statement on such form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities, for the registration of the resale by Investor of the Registrable Securities under the Securities Act.
          “REGULATION D” shall mean Regulation D promulgated under the Securities Act.
          “REMAINING PUT SHARES” shall have the meaning specified in Section 2.6.
          “RULE 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.
          “SEC” shall mean the Securities and Exchange Commission.
          “SECURITIES ACT” shall have the meaning specified in the recitals of this Agreement.

          “SEC DOCUMENTS” shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company’s then most recently completed and reported fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company’s fiscal year, the term shall include all documents filed since the beginning of the preceding fiscal year).
          “SHORT SALES” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
          “SUBSCRIPTION DATE” shall mean the date on which this Agreement is executed and delivered by the Company and Investor.
          “THIRD PARTY CLAIM” shall have the meaning specified in Section 9.3(a).
          “TRADING DAY” shall mean a day on which the Principal Market shall be open for business.
          “TRANSACTION DOCUMENTS” shall mean this Equity Purchase Agreement and the Registration Rights Agreement.
          “TRANSFER AGENT” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).
          “UNDERWRITER” shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of Investor pursuant to a Registration Statement.
          “VALUATION EVENT” shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:
               (a) subdivides or combines the Common Stock;
               (b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to any series of preferred stock authorized by the Company, whether existing now or in the future;
               (c) issues any options or other rights to subscribe for or purchase shares of Common Stock other than pursuant to this Agreement and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the Closing Price in effect immediately prior to such issuance;

               (d) issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Closing Price in effect immediately prior to such issuance;
               (e) issues shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the Closing Price in effect immediately prior to such issuance, or without consideration; or
               (f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company’s assets (other than under the circumstances provided for in the foregoing subsections (a) through (e).
          “VALUATION PERIOD” shall mean the period of five (5) Trading Days immediately following the date on which the applicable Put Notice is deemed to be delivered and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifth (5th) Trading Day thereafter.
ARTICLE II
PURCHASE AND SALE OF COMMON STOCK
     Section 2.1 INVESTMENTS.
          (a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that Investor shall purchase pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Notice.
          (b) RESTRICTED COMMON STOCK. As a condition for the execution of this Agreement by the Investor, the Company shall issue to the Investor 133,333 shares of restricted Common Stock (the “Restricted Shares”). The Restricted Shares shall be delivered to the Investor upon the execution of this Agreement.
     Section 2.2 MECHANICS.
          (a) PUT NOTICE. At any time and from time to time during the Commitment Period, the Company may deliver a Put Notice to Investor, subject to the conditions set forth in Section 7.2; provided, however, that the Investment Amount identified in the applicable Put

Notice shall not be greater than the Maximum Put Amount and, when taken together with any prior Put Notices, shall not exceed the Maximum Commitment.
          (b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day.
          (c) FLOOR PRICE. In the event that, during a Valuation Period the Closing Price on any Trading Day is more than twenty percent (20%) below the average of the five (5) most recent Closing Prices prior to the Put Date (a “Floor Price”), then for each such Trading Day the parties shall be under no obligation to purchase and sell one-fifth (1/5th) of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount. In the event that during a Valuation Period the Closing Price is below the Floor Price for any two (2) Trading Days—not necessarily consecutive—then the balance of each party’s obligation to purchase and sell the Investment Amount under such Put Notice shall terminate on such second Trading Day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-fifth (1/5th) of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Closing Price equals or exceeds the Floor Price.
     Section 2.3 CLOSINGS. On or prior to each Closing Date for any Put, (a) the Company shall deliver to the Investor one or more certificates, at Investor’s option, representing the Put Shares purchased by Investor pursuant to Section 2.1 herein, registered in the name of Investor and (b) Investor shall deliver the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Company within twenty four (24) hours of receipt of the Put Shares. In lieu of delivering physical certificates representing the Common Stock issuable in accordance with clause (a) of this Section 2.3, and provided that the Transfer Agent then is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of Investor, but subject to the applicable provisions of Article VIII hereof, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit, prior to the applicable Closing Date, the applicable Put Shares by crediting the account of the Investor’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Investor of such delivery. In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.
     Section 2.4 COVER. If the Company fails for any reason to take or cause to be taken all steps necessary on the part of the Company to deliver the Put Shares on such Closing Date and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the “Sold Shares”), which delivery the Investor anticipated to make using the Put Shares (a “Buy-In”), then the Company shall pay to such Investor, in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The “Buy-In Adjustment Amount” is the amount equal to the excess, if any, of (x) such Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by such Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to such Investor in immediately available funds immediately upon demand by such Investor. By way of illustration and not in limitation of the foregoing, if such Investor purchases Covering Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock that it sold for net proceeds of $10,000, the Buy-In Adjustment Amount that the Company will be required to pay to such Investor will be $1,000.
     Section 2.5 [INTENTIONALLY OMITTED]
     Section 2.6 BLACKOUT SHARES.
          (a) If at any time or from time to time after the date of effectiveness of the Registration Statement, the Company delivers a Blackout Notice to the Investor, the Investor shall not offer or sell any Put Shares, or Blackout Shares (as defined below), or engage in any other transaction involving or relating to such shares, from the time of the Blackout Notice until Investor receives written notice from the Company that such Potential Blackout Event either has been disclosed to the public or no longer constitutes a Potential Blackout Event (such period, a “Blackout Period”).
          (b) In the event that, (i) within fifteen (15) Trading Days following any Closing Date, the Company delivers a Blackout Notice to Investor, and (ii) the Closing Price on the Trading Day immediately preceding the applicable Blackout Period (“OLD PRICE”) is greater than the Closing Price on the first Trading Day following such Blackout Period that Investor may sell its Registrable Securities pursuant to an effective Registration Statement (“NEW PRICE”), then the Company shall issue to Investor the number of additional shares of Registrable Securities (the “BLACKOUT SHARES”) equal to the excess of (x) the product of the number of Put Shares held by Investor immediately prior to the Blackout Period that were issued on the most recent Closing Date (the “REMAINING PUT SHARES”) multiplied by the Old Price, divided by the New Price, over (y) the Remaining Put Shares.
     Section 2.7 [INTENTIONALLY OMITTED]
     Section 2.8 LIQUIDATED DAMAGES. Each of the Company and Investor acknowledges and agrees that the requirement to issue Blackout Shares under Section 2.6 shall give rise to liquidated damages and not penalties. Each of the Company and Investor further acknowledges that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amount specified in such Section bears a reasonable proportion and is not plainly or grossly disproportionate to the probable loss likely to be incurred by Investor in connection with a Blackout Period, and (c) each of the Company and Investor is a sophisticated business party and has been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR
     Investor represents and warrants to the Company that:
     Section 3.1 INTENT. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Registrable Securities to or through any person or entity; provided, however, that Investor reserves the right to dispose of the Registrable Securities at any time in accordance with federal and state securities laws applicable to such disposition.
     Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.
     Section 3.3 SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Registrable Securities. Investor acknowledges that an investment in the Registrable Securities is speculative and involves a high degree of risk.
     Section 3.4 AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and (c) each of this Agreement and the Registration Rights Agreement has been duly authorized and validly executed and delivered by Investor and constitutes a valid and binding obligation of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

     Section 3.5 NOT AN AFFILIATE. Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.
     Section 3.6 ORGANIZATION AND STANDING. Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.
     Section 3.7 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.
     Section 3.8 DISCLOSURE; ACCESS TO INFORMATION. Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.
     Section 3.9 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.
     Section 3.10 FINANCIAL CAPABILITY. Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to Investor that, except as disclosed in the SEC Documents:
     Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.
     Section 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares, Restricted Shares and Blackout Shares, if any; (b) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
     Section 4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, $0.001 par value per share, of which 44,887,771 shares are outstanding as of the date hereof.
     Except as otherwise disclosed in the SEC Documents, there are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.
     All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.
     Section 4.4 COMMON STOCK. The Company is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market.
     Section 4.5 SEC DOCUMENTS. The Company may make available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). To the Company’s knowledge, the Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     Section 4.6 VALID ISSUANCES. When issued and paid for as herein provided, the Put Shares, the Restricted Shares, and the Blackout Shares, if any, shall be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Put Shares or the Blackout Shares, if any, pursuant to this Agreement or the Registration Rights Agreement, nor the Company’s performance of its obligations thereunder, shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, Restricted Shares or Blackout Shares, if any, or any of the assets of the Company, or (b) entitle the holders of outstanding shares of Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares, Restricted Shares and Blackout Shares, if any, shall not subject Investor to personal liability, in excess of the subscription price by reason of the ownership thereof.
     Section 4.7 [INTENTIONALLY OMITTED]
     Section 4.8 [INTENTIONALLY OMITTED]
     Section 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Restricted Shares and the Blackout Shares, if any, do not and will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to any Closing, and any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.
     Section 4.10 NO MATERIAL ADVERSE CHANGE. Since May 18, , 2011 no event has occurred that would have a Material Adverse Effect on the Company.
     Section 4.11 [INTENTIONALLY OMITTED]
     Section 4.12 [INTENTIONALLY OMITTED]
     Section 4.13 [INTENTIONALLY OMITTED]
     Section 4.14 LITIGATION AND OTHER PROCEEDINGS. There are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.
     Section 4.15 DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to Section 2.2(c), its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.
     Section 4.16 [INTENTIONALLY OMITTED]
     Section 4.17 DIRECTORS AND OFFICERS LIABILITY POLICY. The Company maintains a Directors’ and Officers’ liability insurance policy. Such policy is in full force and effect, and has not been modified, cancelled or terminated and the Company has not received any notice of cancellation, modification or non renewal.
ARTICLE V
COVENANTS OF INVESTOR
     Section 5.1 COMPLIANCE WITH LAW; TRADING IN SECURITIES. Investor’s trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of FINRA and the Principal Market on which the Common Stock is listed or quoted.
     Section 5.2 SHORT SALES AND CONFIDENTIALITY. Neither Investor nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be deemed a Short Sale.
     Other than to other Persons party to this Agreement, Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
ARTICLE VI
COVENANTS OF THE COMPANY
     Section 6.1 REGISTRATION RIGHTS. The Company shall use its best efforts to cause the Registration Statement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.
     Section 6.2 RESERVATION OF COMMON STOCK. The Company will, from time to time as needed in advance of a Closing Date, reserve and keep available until the consummation of such Closing, free of preemptive rights sufficient shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to issue the Put Shares to be issued in connection therewith. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.
     Section 6.3 LISTING OF COMMON STOCK. If the Company applies to have the Common Stock traded on any other Principal Market, it shall include in such application the Put Shares, the Restricted Shares, and the Blackout Shares, if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the FINRA and the Principal Market.
     Section 6.4 [INTENTIONALLY OMITTED]
     Section 6.5 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify Investor upon the occurrence of any Potential Blackout Event. The Company shall not deliver to Investor any Put Notice during the continuation of any Blackout Period.
     Section 6.6 [INTENTIONALLY OMITTED]
     Section 6.7 [INTENTIONALLY OMITTED]
     Section 6.8 [INTENTIONALLY OMITTED]
     Section 6.9 CERTAIN AGREEMENTS. The Company covenants and agrees that it will not, without the prior written consent of the Investor, enter into any other equity line of credit agreement with a third party during the Commitment Period having terms and conditions substantially comparable to this Agreement. For the avoidance of doubt, nothing contained in the Transaction Documents shall restrict, or require the Investor’s consent for, any agreement providing for the issuance or distribution of (or the issuance or distribution of) any equity securities pursuant to any private placement of securities or any other agreement or arrangement that is not commonly understood to be an “equity line of credit.”
ARTICLE VII
CONDITIONS TO DELIVERY OF
PUT NOTICES AND CONDITIONS TO CLOSING
     Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.
     (a) ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.
     (b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

          (c) Principal Market Regulation. The Company shall not issue any Put Shares, Restricted Shares or Blackout Shares, if any, and the Investor shall not have the right to receive any Put Shares, Restricted Shares or Blackout Shares, if the issuance of such shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “EXCHANGE CAP”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount, which such approval the Company will use its best efforts to obtain. Until such approval is obtained, Investor shall not be issued under the Transaction Documents, shares of Common Stock in an amount greater than the Exchange Cap.
     Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a “CONDITION SATISFACTION DATE”), of each of the following conditions:
          (a) EFFECTIVE REGISTRATION STATEMENT. As set forth in the Registration Rights Agreement, a Registration Statement, and any amendment or supplement thereto, shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice, and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.
          (b) ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.
          (c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

          (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.
          (e) ADVERSE CHANGES. Since the date of filing of the Company’s most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred, except those events contemplated by and disclosed in the Company’s most recent SEC Document.
          (f) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the FINRA and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.
          (g) [INTENTIONALLY OMITTED]
          (h) TEN PERCENT LIMITATION. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and Blackout Shares, if any, would own more than 9.99% of the Common Stock following such Closing Date.
          (i) Principal Market Regulation. The Company shall not issue any Put Shares, Restricted Shares or Blackout Shares, if any, and the Investor shall not have the right to receive any Put Shares, Restricted Shares or Blackout Shares, if the issuance of such shares would exceed the Exchange Cap, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount, which such approval the Company will use its best efforts to obtain. Until such approval is obtained, Investor shall not be issued under the Transaction Documents, shares of Common Stock in an amount greater than the Exchange Cap.

          (j) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered).
          (k) SHAREHOLDER VOTE. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.
          (l) NO VALUATION EVENT. No Valuation Event shall have occurred since the Put Date.
          (m) OTHER. On each Condition Satisfaction Date, Investor shall have received a certificate in substantially the form and substance of Exhibit C hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.
ARTICLE VIII
LEGENDS
     Section 8.1 LEGENDS. Until such time as the Registrable Securities have been registered under the Securities Act, as contemplated by the Registration Rights Agreement, and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, or until such Registrable Securities can otherwise be sold without restriction, whichever is earlier, each certificate representing Registrable Securities will bear the following legend (the “LEGEND”):
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
     The Company warrants that it will give its Transfer Agent no instructions inconsistent with the provisions hereof. It is the intent and purpose of such instructions, as provided therein, to require its Transfer Agent to issue to Investor certificates evidencing shares of Common Stock incident to a Closing, free of the Legend; provided that (a) a Registration Statement shall then be effective, (b) Investor confirms to the Transfer Agent and the Company that it has sold or intends to sell such Common Stock to a third party which is not an affiliate of Investor or the Company and Investor agrees to redeliver the certificate representing such shares of Common Stock to the

Transfer Agent to add the Legend in the event the Common Stock is not sold, and (c) Investor confirms to the transfer agent and the Company that Investor has complied, or will comply with the prospectus delivery requirement under the Securities Act.
     Section 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Registrable Securities..
     Section 8.3 [INTENTIONALLY OMITTED]
     Section 8.4 INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor’s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.
ARTICLE IX
NOTICES; INDEMNIFICATION
     Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, facsimile, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, or email as a PDF, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.
The addresses for such communications shall be:
     If to the Company:
UFood Restaurant Group, Inc.
255 Washington Street
Suite 150
Newton, MA 02458Tel: 617-787-6000
Fax:
Email:

     If to Investor:
Southridge Partners II, LP
90 Grove Street
Ridgefield, Connecticut 06877
Tel: 203-431-8300
Fax: 203-431-8301
Email: info@southridgellc.com
Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days’ prior written notice of such changed address or facsimile number to the other party hereto.
     Section 9.2 INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Indemnifying Party contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or Indemnified Party’s negligence, recklessness or bad faith in performing its obligations under this Agreement.
     Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:
          (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a “THIRD PARTY CLAIM”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “CLAIM NOTICE”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “DISPUTE PERIOD”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.
          (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.
          (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.
          (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.
          (b) In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “INDEMNITY NOTICE”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.
          (c) The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.
ARTICLE X
MISCELLANEOUS
     Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.
     Section 10.2 JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.
     Section 10.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person.
     Section 10.4 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     Section 10.5 TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor. Additionally, this Agreement shall terminate at the end of Commitment Period or as otherwise provided herein (unless extended by the agreement of the Company and Investor); provided, however, that the provisions of Articles V, VI, VIII, and

Sections 9.2, 9.3 10.1, 10.2 and 10.4 shall survive the termination of this Agreement for a period of eighteen (18) months.
     Section 10.6 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
     Section 10.7 FEES AND EXPENSES. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Put Shares pursuant hereto.
     Section 10.8 [INTENTIONALLY OMITTED]
     Section 10.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by facsimile transmission or email of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.
     Section 10.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.
     Section 10.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     Section 10.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     Section 10.13 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that

Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
     Section 10.14 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.
     Section 10.15 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the Closing Price for the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Finance L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.
     Section 10.16 PUBLICITY. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.
[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE]
     IN WITNESS WHEREOF, the parties hereto have caused this Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

SOUTHRIDGE PARTNERS II, LP
By:	Southridge Advisors LLC

By:
	Name:	/s/Stephen Hicks
	Title:	Manager

UFOOD RESTAURANT GROUP, INC.

By:
	Name:	/s/ George Naddaff
	Title:	CEO/Chairman

EXHIBITS

EXHIBIT A	Registration Rights Agreement

EXHIBIT B	Put Notice

EXHIBIT C	Closing Certificate